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Exhibit 99(a)



Excellence in Electronics, Telecommunications, Automotive, Publishing
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                                  NEWS RELEASE

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FOR IMMEDIATE RELEASE                        CONTACT:  DAVID A. KAUER
                                                       VICE PRESIDENT AND
                                                         CHIEF FINANCIAL OFFICER
                                                       (614) 792-0468


              INSILCO HOLDING CO. SIGNS DEFINITIVE MERGER AGREEMENT
                              WITH THERMAL TRANSFER

         COLUMBUS, OHIO, MAY 19, 1999 - INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) today announced that on May 18, 1999, through a wholly owned subsidiary, it signed a definitive merger agreement with Racine, Wisconsin-based Thermal Transfer Products, Ltd. Thermal Transfer is a leading manufacturer of industrial oil coolers and other heat exchanger products, and generated approximately $28 million of revenues in 1998. Financial terms of the transaction were not disclosed.

         The merger, which is expected to be completed by August 31, 1999, is subject to certain conditions, including approval by Thermal Transfer shareholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Act.

         Robert L. Smialek, Insilco Chairman and CEO, said, "Thermal Transfer represents an exceptional complement to our heat exchanger business. For three decades, Thermal Transfer's hard-working employees have successfully served the industrial oil cooler markets. Through this merger, we see numerous opportunities to broaden our product offerings in the industrial market and we are pleased to gain access to Thermal Transfer's strong distributor network. Royse Myers, the founder and President, has agreed to remain active in the business to ensure a smooth integration into our Thermal Components Group."

         The statements made in this press release which are not historical facts are forward looking statements, including statements with respect to the company's ability to broaden its product offerings, the expectation to close the merger transaction by August 31, 1999 and the Company's ability to diversify revenues in industrial heat exchanger markets and, as such, are subject to certain risks and uncertainties. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors which could cause results to differ materially include, but are not limited to the following: delays in new product introductions, difficulties in combining acquired operations with existing operations, lack of market acceptance for new products, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance, changes in interest rates, and adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1998. Copies of these filings may be obtained by contacting the Company or the SEC.

         Insilco Holding Co., based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components and a supplier of specialty publications. The Company's industrial business units serve the automotive, electronics, telecommunications and other industrial markets, and its publishing business serves the school yearbook market. It had revenues in 1998 of $535.6 million.

Investor Relations Contact: David A. Kauer or Stephen Smith, (614) 792-0468 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.